Novo Integrated Sciences and CannaPiece Group Amend LOI and Complete Funding

BELLEVUE, Wash., November 20, 2018 (GLOBE NEWSWIRE) -- via OTC PR WIRE -- Novo Integrated Sciences, Inc. (OTCQB:NVOS) (“Novo Integrated Sciences”, or the “Company”) and Novo Healthnet Limited (“NHL”), a wholly owned subsidiary of the Company, announced today that on November 14, 2018, the Company, NHL and CannaPiece Group Inc. (“CannaPiece” or “CG”), an Ontario province corporation and a late stage applicant for issuance, from Health Canada, of an ACMPR cannabis cultivation, extraction and sale license, amended the binding Letter of Intent (“LOI”) between the parties to extend the LOI termination date to December 15, 2018 and to further define the distribution of funds that we expect CannaPiece will invest in Novo Integrated Sciences.

As set forth in the LOI amendment, on November 16, 2018, the Company accepted a $501,928.99 subscription from CannaPiece for 545,575 shares of the Company’s restricted common stock, resulting in an effective price per share of $0.92. The sale of shares to CannaPiece was made pursuant to an exemption from registration as set forth in Regulation S under the Securities Act of 1933, as amended. Further to the LOI amendment, we expect that CannaPiece will make an additional investment in the Company of approximately $3,250,000 to acquire additional shares of the Company’s restricted common stock, at a per share price of $0.92, no later than December 15, 2018.

About Novo Integrated Sciences, Inc. and Novo Healthnet Limited

Through Novo Healthnet Limited, a wholly owned subsidiary of Novo Integrated Sciences, we deliver multi-disciplinary primary healthcare to over 400,000 patients annually through our 16 corporate-owned clinics and a contracted network of 88 affiliate clinics and 234 eldercare centric homes located across Canada. Our team of practitioners and staff are trained for assessment, diagnosis, treatment, pain management, rehabilitation and primary prevention. Our specialized services and products include physiotherapy, chiropractic care, occupational therapy, eldercare, laser therapeutics, massage therapy, acupuncture, chiropody, neurological functions, kinesiology, concussion management and baseline testing, women’s pelvic health, sports medicine therapy, assistive devices, and private personal training.

Effective May 9, 2017, Novo Integrated Sciences closed a Share Exchange Agreement with the shareholders of NHL, making NHL a wholly owned foreign subsidiary of Novo Integrated Sciences.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com. For more information on NHL, please visit www.novohealthnet.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo Integrated Sciences’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo Integrated Sciences’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo Integrated Sciences’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo Integrated Sciences assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David

President

Novo Integrated Sciences, Inc.

cdavid@novointegrated.com

(206) 617-9797